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                                                                    EXHIBIT 99.3

                            HARVARD INDUSTRIES, INC.


          OFFER TO EXCHANGE NEW 14 1/2% SENIOR SECURED NOTES DUE 2003
           FOR ALL OUTSTANDING 14 1/2% SENIOR SECURED NOTES DUE 2003

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE   ,
       1999, (THE "EXPIRATION DATE"), TENDERS MAY BE WITHDRAWN PRIOR TO
            5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

                                                                   June   , 1999

To Our Clients:

     Enclosed for your consideration are the Prospectus dated June   , 1999 (the
"Prospectus") and the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer") in connection with the offer by Harvard Industries, Inc., a Delaware corporation (the "Company"), to exchange new 14 1/2% Senior Secured Notes due 2003 (the "Registered Notes") for all outstanding 14 1/2% Senior Secured Notes due 2003 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     This material relating to the Exchange Offer is being forwarded to you as the beneficial owner of Old Notes carried by us in your account or benefit but not registered in your name. A tender of any Old Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered Holder promptly if they wish to tender Old Notes pursuant to the Exchange Offer.

     Accordingly, we request instructions as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We urge you to read carefully the Exchange Offer, the Letter of Transmittal, and the other materials provided herewith before instructing us to tender your Old Notes. The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to exchange the Old Notes held by us for your account.

     Your attention is directed to the following:

          1. The Registered Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of Registered Notes for each $1,000 principal amount of Old Notes. Coupon interest accrues from November 24, 1998 at the rate of 14 1/2% per annum on the principal amount and will be payable semi-annually in arrears on each March 1 and September 1, beginning on March 1, 1999. In addition to coupon interest, cash flow participation interest is paid semi-annually. The form and terms of the Registered Notes are identical in all material respects to the form and terms of the Old Notes, except that (i) the offering of the Registered Notes has been registered under the Securities Act of 1933, as amended (the "Securities Act"), (ii) the Registered Notes will not be subject to transfer restrictions and (iii) certain provisions relating to an increase in the stated interest rate on the Old Notes provided for under certain circumstances will be eliminated.

          2. Based on interpretations by the Securities and Exchange Commission set forth in no-action letters issued to third parties, we believe that the notes issued in the Exchange Offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that
     (i) you are not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, (ii) you are not a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended,
     (iii) you have no arrangement or understanding with any person to participate in the distribution of such Registered Notes and (iv) the Registered Notes are acquired in the ordinary course of your business.

          3. The Exchange Offer is for all outstanding notes and is not subject to any minimum amount of Old Notes being tendered for exchange. Old Notes tendered hereby must be in denominations of principal amount at maturity of $1,000 or any integral multiple thereof.

          4. The exchange of notes will not be a taxable event for United States federal income tax purposes. You will not recognize any taxable gain or loss as a result of the exchange.

          5. The Exchange Offer may be withdrawn at any time prior to
     5:00 p.m., New York City time, on June   , 1999.

          6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in the Prospectus.


     If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, executing and returning to us the instruction form that appears on the reverse. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE.


     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

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    INSTRUCTIONS FROM BENEFICIAL OWNER TO REGISTERED HOLDER WITH RESPECT TO

                            HARVARD INDUSTRIES, INC.

          OFFER TO EXCHANGE NEW 14 1/2% SENIOR SECURED NOTES DUE 2003
           FOR ALL OUTSTANDING 14 1/2% SENIOR SECURED NOTES DUE 2003

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer (the Prospectus dated June , 1999 together with the Letter of Transmittal constitutes the "Exchange Offer").

     This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned, upon the terms and subject to the conditions set forth in the Exchange Offer dated
June   , 1999.

     The undersigned represents that (i) the 14 1/2% Senior Secured Notes due 2003 (the "Registered Notes") to be acquired pursuant to the Exchange Offer in exchange for the Old Notes designated below are being obtained in the ordinary course of business of the person receiving such Registered Notes, (ii) neither the undersigned nor any other person receiving such Registered Notes is participating, intends to participate, or has any arrangement or understanding with any person to participate, in the distribution of such Registered Notes, and (iii) it is not an "affiliate," as defined under Rule 405 of the Securities Act of 1933 (the "Securities Act"), of the Company or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the undersigned is a "broker" or "dealer" registered under the Securities Exchange Act of 1934 that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the Registered Notes in connection with any resales by it of Registered Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

     YOU ARE HEREBY INSTRUCTED TO TENDER ALL OLD NOTES HELD FOR THE ACCOUNT OF THE UNDERSIGNED UNLESS OTHERWISE INDICATED BELOW.

     TENDER OLD NOTES IN THE AGGREGATE PRINCIPAL AMOUNT OF $________________ (Tendered Notes must be in denominations of principal amount at maturity of $1,000 or multiples of $1,000.)

                               PLEASE SIGN HERE:

Signature(s):
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Name(s):
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                                 (Please Print)
Address:
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Zip Code:
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Area Code and Telephone No.:
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Tax Identification or Social Security No.:
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My Account Number With You:
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Date:
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